FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DELPHI FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                                           13-3427277
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(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)


1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899
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(Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class            Name of each exchange on which
            to be so registered            each class is to be registered
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         8% Senior Notes due 2033          New York Stock Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(d) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-86666


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For a full description of Delphi Financial Group, Inc.'s 8.00% Senior Notes due 2033 (the "Notes") being registered hereby, reference is made to the information set forth under the caption "Description of Debt Securities" in the prospectus (the "Prospectus") that forms part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-86666) (including any amendment thereto, the "Registration Statement") filed by Delphi Financial Group, Inc. and Delphi Finance Trust I with the Securities and Exchange Commission on April 19, 2002 under the Securities Act of 1933, as amended. The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. A preliminary prospectus supplement and a final prospectus supplement which further describes the terms of the Notes were filed pursuant to Rule 424(b)(3) and Rule 424(b)(5), respectively, under the Securities Act of 1933, as amended, and the information contained under the captions "Description of the Notes" therein shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

ITEM 2. EXHIBITS

1. Indenture between Delphi Financial Group, Inc. and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4(a) to Delphi Financial Group Inc.'s Current Report on Form 8-K filed on May 20, 2003);


2. First Supplemental Indenture between Delphi Financial Group, Inc. and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4(b) to Delphi Financial Group Inc.'s Current Report on Form 8-K filed on May 20, 2003).






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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DELPHI FINANCIAL GROUP, INC.


                                 By:  /s/ Chad W. Coulter
                                      ---------------------------------
                                      Name:  Chad W. Coulter
                                      Title: Vice President and General Counsel

Dated:  May 20, 2003